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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 5, 2002

                         COMMISSION FILE NUMBER: 1-7959

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                           SAVINGS AND RETIREMENT PLAN
                              (full title of plan)


                             1111 WESTCHESTER AVENUE
                          WHITE PLAINS, NEW YORK 10604
          (Address of principal executive offices, including zip code)

                                 (914) 640-8100
              (Registrant's telephone number, including area code)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

    On April 5, 2002 Starwood Hotels & Resorts Worldwide, Inc. decided to no longer engage Arthur Andersen LLP ("Andersen") as its independent auditors and engaged Ernst & Young LLP ("Ernst & Young") to serve as its independent auditors for 2002. In connection with this change, it was decided that Ernst & Young should also serve as the independent auditor for the Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Plan (the "Plan") for 2002 as well as for auditing the Plan's financial statements for 2001.

    During the years ended December 31, 2001 and 2000 and through the date of this proxy statement, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

    The audit reports of Andersen on the Plan's financial statements as of and for the fiscal years ended December 31, 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

    None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Plan's two most recent fiscal years and through the date hereof.

    The Plan provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Andersen's letter, dated May 17, 2002, stating its agreement with such statements.

    During the years ended December 31, 2001 and 2000 and through the date hereof, the Plan did not consult Ernst & Young regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

    (c) Exhibits

    16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 17, 2002.


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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
SAVINGS AND RETIREMENT PLAN


By: /s/ David K. Norton
-----------------------------
Name:  David K. Norton
Title: Plan Committee Member


Dated: May 17, 2002